                                                             EXHIBIT 4(i)(a)(1)



REGISTERED                                                            REGISTERED

No. F - 1
CUSIP
                          IF INDICATED ON THE FACE HEREOF THAT THIS NOTE IS A GLOBAL SECURITY, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, IT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         AVCO FINANCIAL SERVICES, INC.
                           MEDIUM-TERM NOTE, SERIES F

                 IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE DESIGNATED METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

FLOATING RATE NOTE [ ]  _____% FIXED RATE NOTE [ ]           INDEXED NOTE [ ] (SEE OTHER PROVISIONS
                                                                                       BELOW)

GLOBAL SECURITY:   [ ] YES   [ ] NO                          PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:                                         MATURITY DATE:

INTEREST ACCRUAL DATE:                                       INTEREST PAYMENT DATES:

ISSUE PRICE:


   REDEMPTION DATE(S)            REDEMPTION PRICE(S)


   REPAYMENT DATE(S)             REPAYMENT PRICE(S)          TOTAL AMOUNT OF OID:

                                                             YIELD TO MATURITY:

                                                             INITIAL ACCRUAL
                                                             PERIOD OID:

MINIMUM DENOMINATION (IF OTHER THAN $1,000):

                         (ONLY APPLICABLE IF THIS IS A FLOATING RATE NOTE):

INITIAL INTEREST RATE:                                       SPREAD (PLUS OR MINUS):

INDEX MATURITY:                                              SPREAD MULTIPLIER:

BASE RATE:                                                   MAXIMUM INTEREST RATE:

INTEREST RESET PERIOD:                                       MINIMUM INTEREST RATE:

INTEREST RESET DATES:


OTHER PROVISIONS:

                 AVCO FINANCIAL SERVICES, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to





or registered assigns, the principal sum of                              DOLLARS

on the "Maturity Date," as set forth above, and to pay interest thereon as described below.

                 The principal of (and premium, if any) and interest on this Note are payable by the Company in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                 REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH BELOW, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                 Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, AVCO FINANCIAL SERVICES, INC. has caused this instrument to be signed in its corporate name by the signatures or facsimile signatures of its President or a Vice-President, and its Secretary or an Assistant Secretary, and its corporate seal or a facsimile thereof to be hereon impressed, engraved or imprinted and attested by such signature or facsimile signature of its Secretary or an Assistant Secretary.

Dated:
                                                   AVCO FINANCIAL SERVICES, INC.


  TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION
                                       By:
This is one of the Securities
of the series provided for under
the within-mentioned indenture.

MELLON BANK, N.A.
as Trustee
                                                        Executive Vice-President
                           [Seal]
By:                                             Attest:



Authorized Officer                                                     Secretary

                 1. This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under an indenture dated as of October 1, 1994, between the Company and Mellon Bank, N.A., as Trustee (herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as Medium-Term Notes, Series F (the "Notes"). The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, and may otherwise vary, all as provided in the Indenture.

                 2. A. The regular record date (the "Regular Record Date") with respect to any Interest Payment Date (as defined below) shall be the date 15 calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day (unless otherwise shown on the face hereof or specified in paragraph B below). Interest which is payable and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name the Note is registered at the close of business on the Regular Record Date for such Interest Payment Date; provided, however, that interest payable on the Interest Payment Date occurring at Maturity will be to the person to whom principal shall be payable. Notwithstanding the foregoing, any interest that is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered owner hereof on such Regular Record Date, and may be paid to the person in whose name such Note is registered on the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof having been given to the Holder of such Note not less than ten days prior to such Special Record Date, or may be paid at any time and in any other lawful manner, or as more fully provided in the Indenture. "Business Day" means any day, other than a Saturday or Sunday, that is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York and (b) with respect to a LIBOR Note, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London Interbank market. In connection with any calculations, all percentages will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards and all dollar amounts used and resulting from such calculations on the Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upwards).

                 B. If this is a Fixed Rate Note, the Company promises to pay interest on the principal amount at the rate per annum shown on the face hereof until the principal amount hereof is paid or duly made available for payment. Unless otherwise provided on the face hereof, the Company will pay interest semi-annually on May 1 and November 1 (each an "Interest Payment Date"), commencing with the Interest Payment Date immediately following the Original Issue Date shown on the face hereof and at Maturity; provided, however, that the first payment of interest on any Fixed Rate Note with an Original Issue Date shown on the face hereof between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date; provided, further, that any payment required to be made on a date that is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified on the face hereof, the Regular Record Dates with respect to Interest Payment Dates occurring on May 1 and November 1 shall be April 15 and October 15, respectively. Interest will accrue from and including the most recent Interest Payment Date or, if no interest has been paid or duly provided for, from and including the Original Issue Date on the face hereof, to, but excluding the Interest Payment Date. The amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months.

                    C. If this is a Floating Rate Note, the Company promises to pay interest on the principal amount at the rate per annum determined in accordance with the provisions below under the heading "Determination of CD Rate", "Determination of Commercial Paper Rate", "Determination of Federal Funds Rate", "Determination of LIBOR" or "Determination of Treasury Rate", depending upon whether the Base Rate specified above is CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Treasury Rate, respectively, and in accordance with any applicable provisions on the face hereof under the heading "Other Provisions", until the principal hereof is paid or duly made available for payment. The Company will pay interest monthly, quarterly, semi-annually or annually as specified on the face hereof under "Interest Payment Period", commencing with the first Interest Payment Date specified on the face hereof next succeeding the Original Issue Date, and at Maturity; provided, however, that the first payment of interest on any Floating Rate Note with an Original Issue Date shown on the face hereof between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date. Unless otherwise provided on the face hereof, the dates on which interest will be payable (each an "Interest Payment Date") will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, the third Wednesday of March, June, September and December, in the case of Floating Rate Notes with a semi-annual Interest Payment Period, the third Wednesday of the two months specified on the face hereof; and in the case of Floating Rate Notes with an annual Interest Payment Period, the third Wednesday of the month specified on the face hereof; provided, however, that if an Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in case the Base Rate is LIBOR, if such date falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date (or date of redemption or repayment) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date (or the date of redemption or repayment).

                 The interest payable on a Floating Rate Note on each Interest Payment Date will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding such Interest Payment Date; provided, however, that if the Interest Reset Period is daily or weekly, the interest payable on each Interest Payment Date, other than at Maturity, will include accrued interest from and including the Original Issue Date or from but excluding the last date in respect of which interest has been paid, as the case may be, to and including, the Record Date immediately preceding such Interest Payment Date, and the interest payable at Maturity will include accrued interest from and including the Original Issue Date or from but excluding the last date in respect of which interest has been paid, as the case may be, to, but excluding, the date of Maturity. Such accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each day shall be computed by dividing the interest rate applicable to such day by 360 if the Base Rate is CD Rate, Commercial Paper Rate, Federal Funds Rate or LIBOR, as indicated on the face hereof, or by the actual number of days in the year if the Base Rate is Treasury Rate, as indicated on the face hereof. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date; provided, however, unless otherwise specified on the face hereof, the interest rate in effect from the Original Issue Date to the first Interest Reset Date (the "Initial Interest Rate") will be determined as if the Original Issue Date were an Interest Reset Date. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate, if any, permitted by New York law. Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date and thereafter upon each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on a Floating Rate Note is payable shall be adjusted as specified on the face hereof under Interest Reset Period; provided, however, that if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that (i) if the Base Rate is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day or (ii) if the Base Rate is Treasury Rate and the Interest Reset Date falls on a date which is an auction date, the Interest Reset Date shall be the following day that is a Business Day.

                 The Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is CD Rate, Commercial Paper Rate or Federal Funds Rate, the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is LIBOR, the second London Banking Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is Treasury Rate, the day of the week in which such Interest Reset Date falls on which direct obligations of the United States ("Treasury Bills") of the Index Maturity specified on the face hereof are auctioned. Treasury Bills are normally auctioned on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

                 Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

                 Determination of CD Rate. If the Base Rate is CD Rate, as indicated on the face hereof, the interest rate shall equal (a) the rate on the Interest Determination Date specified on the face hereof for negotiable certificates of deposit having the Index Maturity specified on the face hereof
(1) as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System (the

"H.15(519)"), under the heading "CDs (Secondary Market)" or (2) if such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" (the "Composite Quotations") under the heading "Certificates of Deposit" or (b) if neither of such rates is published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the arithmetic mean as calculated by the Calculation Agent of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date of three leading nonbank dealers in negotiable U.S. Dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity (as specified on the face hereof) in a denomination of $5,000,000, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such dealers are not quoting as mentioned above, the CD Rate shall be the CD Rate in effect on such Interest Determination Date.

                 Determination of Commercial Paper Rate. If the Base Rate is Commercial Paper Rate, as indicated on the face hereof, the interest rate shall equal (a) the Money Market Yield (as defined herein) on the Interest Determination Date specified on the face hereof of the rate for commercial paper having the Index Maturity specified on the face hereof (1) as published in the H.15(519), under the heading "Commercial Paper", or (2) if such yield is not so published by 9:00 A.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then as published in the Composite Quotations under the heading "Commercial Paper" or
(b) if neither of such yields is published by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean as calculated by the Calculation Agent of the offered rates, as of 11:00 A.M., New York City time on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent, for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA" or the equivalent, from a nationally recognized rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such dealers are not quoting as mentioned above, the Commercial Paper Rate shall be the Commercial Paper Rate in effect on such Interest Determination Date.

                 "Money Market Yield" shall be the yield calculated in accordance with the following formula:

                                              D x 360
                    Money Market Yield =  --------------- x 100
                                               360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

                 Determination of Federal Funds Rate. If the Base Rate is Federal Funds Rate, as indicated on the face hereof, the interest rate shall equal (a) the rate on the Interest Determination Date specified on the face hereof for Federal Funds (1) as published in the H.15(519), under the heading "Federal Funds (Effective)" or (2) if such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then as published in the Composite Quotations under the heading "Federal Funds/Effective Rate" or (b) if neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date pertaining to such Interest Determination Date, the arithmetic mean as calculated by the Calculation Agent of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 11:00 A.M., New York City time, on such Interest Determination Date, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such brokers are not quoting as mentioned above, the Federal Funds Rate shall be the Federal Funds Rate in effect on such Interest Determination Date.

                 Determination of LIBOR. If the Base Rate indicated on the face hereof is LIBOR, with respect to LIBOR indexed to the offered rates for U.S. Dollar deposits, the interest rate shall equal either (a) if the method of calculation of LIBOR is specified on the face hereof to be "LIBOR - Reuters", the arithmetic mean as calculated by the Calculation Agent of offered rates for deposits in U.S. Dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following the Interest Determination Date specified on the face hereof, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such Interest Determination Date, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof, or (b) if the method of calculation of LIBOR is specified on the face hereof to be "LIBOR - Telerate" or if no method of calculation of LIBOR is specified, the rate for deposits in U.S. Dollars having the Index Maturity specified on the face hereof which appears on the Telerate Page 3750 or such other page which may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks (the "Telerate Page") as of 11:00 A.M., London time, on such Interest Determination Date, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if less than two such offered rates appear, in the case of alternative (a) above, or if such rate does not appear on the Telerate Page, in the case of alternative (b) above, the Calculation Agent shall request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide a quotation of the rate at which deposits in U.S. Dollars are offered by each such bank to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount equal to an amount not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. Such rate of interest hereon shall equal the arithmetic mean of (a) such quotations, if at least two quotations are provided, or (b) if less than two quotations are provided, the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. Dollars to leading European banks having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount as aforesaid, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the three banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the LIBOR shall be the LIBOR in effect on such Interest Determination Date.

                 Determination of Treasury Rate. If the Base Rate is Treasury Rate as indicated on the face hereof, the interest rate shall equal the rate for the auction held on the Interest Determination Date of Treasury Bills having the Index Maturity shown on the face hereof as published in the H.15(519), under the heading "Treasury Bills--auction average (investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or, by multiplication by the Spread Multiplier, if any, specified on the face hereof. In the event that the results of the auction of Treasury Bills having the Index Maturity shown on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the rate of interest hereon shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity shown on the face hereof, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the Treasury Rate shall be the Treasury Rate in effect on such Interest Determination Date.

                 The Calculation Date pertaining to an Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date (or date of redemption or repayment), as the case may be. Unless otherwise specified on the face hereof, Mellon Bank, N.A. shall be the Calculation Agent. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent immediately after each determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. At the request of the Holder hereof the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

                 D. If this is an Indexed Note, any interest payments will be determined in accordance with the provisions above under the heading "Other Provisions."

                 3. Unless indicated on the face hereof that this Note is a Global Security, payments of interest (other than interest payable at Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing on the Securities Register on the applicable Record Date. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms shall be entitled to receive such payments by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Company's Paying Agent in The City of New York not less than 15 days prior to the applicable Interest Payment Date. Unless indicated on the face hereof that this Note is a Global Security, principal and any premium and interest payable at Maturity will be paid in immediately available funds upon surrender of such Note at the office of a Paying Agent in The City of New York or at such other office or agency as the Company may designate. If indicated on the face hereof that this Note is a Global Security, the principal hereof and any premium and interest due on any Interest Payment Date or at Maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the Depositary in immediately available funds in accordance with existing arrangements between the Trustee and the Depositary.

                 4. If specified on the face hereof, this Note may be redeemed, as a whole or from time to time in part, at the option of the Company, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, on any Redemption Date(s) and at the related Redemption Price(s) (expressed as a percentage of the principal amount hereof) set forth on the face hereof, together with interest accrued and unpaid hereon to such Redemption Date. If no such Redemption Date is set forth on the face hereof, this Note may not be so redeemed prior to stated Maturity. If less than all the Outstanding Notes of like tenor and terms are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes of like tenor or terms not previously called for redemption. Such selection shall be of principal amounts in increments of $1,000 (provided that any remaining principal of any Note shall be at least $1,000), or such other minimum denomination specified on the face hereof. Subject to the immediately preceding sentence, such selection shall be made by any method as the Trustee deems fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note in part only, a new Note or Notes of this series of like tenor or terms for the unredeemed portion hereof will be issued to the Holder hereof upon the cancellation hereof.

                 5. If specified on the face hereof, this Note will be subject to repayment at the option of the Holder hereof on the Redemption Date(s) and at the Repayment Price(s) (expressed as a percentage of the principal amount hereof) indicated on the face hereof. If no such Repayment Date is set forth on the face hereof, this Note may not be so repaid prior to stated Maturity.
On each Repayment Date, if any, this Note shall be repayable in whole or in part at the option of the Holder hereof at the applicable Repayment Price set forth on the face hereof, together with interest accrued and unpaid hereon to such Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Paying Agent in The City of New York must receive not less than 30 nor more than 45 days prior to the Repayment Date (i) the Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Note, the principal amount of the Note, the certificate number of the Note or a description of the Note's tenor or terms, the principal amount of the Note to be prepaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be prepaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by such Paying Agent no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by such Paying Agent by such fifth Business Day. Exercise of such repayment option shall be irrevocable. Such option may be exercised by the Holder for less than the entire principal amount provided that the principal amount remaining outstanding after repayment is at least $1,000 or any amount that is a multiple of $1,000, or such other minimum denomination specified on the face hereof.

                 6. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If the principal of any Original Issue Discount Note is declared to be due and payable the amount of principal due and payable with respect to such Note shall be limited to the sum of the aggregate principal amount of such Note multiplied by the Issue Price (expressed as a percentage of the aggregate principal amount) indicated on the face hereof plus the original issue discount accrued from the Original Issue Date indicated on the face hereof to the date of declaration, which accrual shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of declaration. An Original Issue Discount Note is a Note that has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its Principal Amount, multiplied by the number of full years from the Original Issue Date to the Maturity Date for such Note and any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

                 7. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                 8. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                 9. The authorized denominations of Notes will be $1,000 and any multiple of $1,000, or such other minimum denomination specified on the face hereof.

                 10. As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York or at any other office or agency of the Company maintained for that purpose. Every Note presented for registration of transfer shall (if so required by the Company, the Trustee or the Securities Registrar) be duly endorsed, or accompanied by a written instrument or transfer in form satisfactory to the Company, the Trustee and the Securities Registrar duly executed, by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of like tenor and terms of authorized denominations and for the same aggregate principal amount, will be issued to designated transferee or transferees.

                 The Company shall not be required (i) to issue, register the transfer of or exchange Notes to be redeemed for a period of 15 days preceding the date of the mailing of the notice of redemption, or (ii) to register the transfer of or to exchange any such Note or portion thereof selected for redemption, except the unredeemed portion of any such Note being redeemed in part.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a Note is registered as the owner hereof for all purposes whether or not such Note be overdue and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 11. Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 12. The Indenture and this Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                 13. If indicated on the face hereof that this Note is a Global Security, no holder of any beneficial interest in this Note held on its behalf by a Depositary or a nominee of such Depositary shall have any rights under the Indenture with respect to such Global Security, and such Depositary or nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as holder of any Security.

                 14. If not indicated on the face hereof that this Note is a Global Security, this Note is exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same, as provided in the Indenture and subject to certain limitations therein set forth. If indicated on the face hereof that this Note is a Global Security, it is exchangeable, in whole but not in part, for Notes registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time such Depositary shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and, in either case, a successor depositary is not appointed by the Company within 90 days of the receipt by the Company of such notice or of the Company becoming aware of such ineligibility, or (ii) the Company in its discretion at any time determines not to have all of the Notes represented by one or more Global Security or Securities. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes of like tenor and terms in definitive form in aggregate principal amount equal to the principal amount of the Global Security. Subject to the foregoing, if this
Note is a Global Security it is not exchangeable, except for a Note or Notes of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
- ---------------------------------------

- ---------------------------------------

- --------------------------------------------------------------------------------
           Please print or typewrite name and address of assignee

- --------------------------------------------------------------------------------
the within Note of AVCO FINANCIAL SERVICES, INC. and hereby does irrevocably constitute and appoint
                       ---------------------------------------------------------
attorney to transfer the said Note on the books of the within-mentioned
Company, with full power of substitution in the premises.

Dated
      ---------------------       ---------------------------------------------
                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.


                      ----------------------------
                        OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date, to the undersigned at
                                                      -------------------------
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
      (Please print or typewrite name and address of the undersigned)
         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid
                              ; and specify the denomination or denominations
- ------------------------------
(which shall be in authorized denominations) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being
repaid):                               .
         ------------------------------